UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017
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FIBROCELL SCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of June 22, 2017, Lisa A. Embon, Vice President of Corporate Accounting and Controller of Fibrocell Science, Inc. (the “Company”), will no longer serve as the Company’s principal financial officer and principal accounting officer. Ms. Embon will continue to serve as Vice President of Corporate Accounting and Controller of the Company.

On June 22, 2017, the Company’s Board of Directors (the “Board”) designated John M. Maslowski, the Company’s President and Chief Executive Officer, as the Company’s principal financial officer and principal accounting officer, effective immediately. Mr. Maslowski will continue to serve as the Company’s President and Chief Executive Officer. Mr. Maslowski, 42, joined the Company in March 2005 and has served as the Company’s President and Chief Executive Officer since December 2016, Senior Vice President of Scientific Affairs since September 2015 and from June 2012 to September 2015 as the Company’s Vice President of Scientific Affairs. Prior to joining the Company, from August 2001 to February 2005, Mr. Maslowski held various positions at Wyeth Pharmaceuticals, Inc. (now Pfizer, Inc.), eventually serving as Manufacturing Quality Assurance Manager. Prior to joining Wyeth, Mr. Maslowski held various positions with Merck & Co. and Teva Pharmaceutical Industries Ltd. Mr. Maslowski earned a B.S. in Biology from Ursinus College and an M.S. in Biology from Villanova University.

Mr. Maslowski and the Company did not enter into a new compensation plan or arrangement, or modify Mr. Maslowski’s current compensation arrangement, upon Mr. Maslowski being designated the Company’s principal financial officer and principal accounting officer. Mr. Maslowski will continue to be compensated under the compensation terms by which he serves as Chief Executive Officer as reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 19, 2016, which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2017, Fibrocell held its Annual Meeting of Stockholders. As of April 25, 2017, the record date for the Annual Meeting, there were 14,695,076 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 13,096,471, or 89.1%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of our common stock are entitled to one vote for each share held and cumulative voting for directors is not permitted. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

Proposal 1. Election of Directors

The Company’s stockholders elected Messrs. Smith and Kirk to the Board, each to serve as Class II directors until the Company’s 2020 Annual Meeting or until his or her successor is duly elected and qualified. The voting on this proposal is set forth below:

Shares Voted:	For	Withheld	Broker Non-Votes
Marcus Smith	8,701,670	234,764	4,160,037
Julian Kirk	8,701,904	234,530	4,160,037

The terms of office of the following directors who did not stand for re-election continued after the Annual Meeting (i) the Class III directors serving until 2018 are John Maslowski and Kelvin D. Moore, and (ii) the Class I directors serving until 2019 are Marc Mazur, Christine St.Clare and Douglas J. Swirsky.

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The voting on this proposal is set forth below:

Shares Voted:	For	Against	Abstentions	Broker Non-Votes
Ratification of PricewaterhouseCoopers LLP	12,905,072	185,465	5,934	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.
By:	/s/ John M. Maslowski
John M. Maslowski
Chief Executive Officer
Date: June 27, 2017